UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPRINT NEXTEL CORPORATION

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News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contacts:

John Taylor

703-592-8530

john.b.taylor@sprint.com

Retired Admiral Mike Mullen to Join Sprint’s Board of Directors and Serve

as Security Director for the Company Following SoftBank Transaction

OVERLAND PARK, Kan. – June 7, 2013 – Sprint (NYSE: S) announced today that retired Admiral Mike Mullen will join the company’s board of directors as an independent director upon the closing of Sprint’s transaction with SoftBank. Admiral Mullen also will serve as the company’s Security Director. In that role, he will oversee Sprint’s compliance with the company’s National Security Agreement with the U.S. government and serve as the U.S. government’s contact for all security-related matters.

“Admiral Mullen is an admired leader with an impeccable record,” said Sprint CEO Dan Hesse. “We are fortunate that a person with his experience, accomplishments and reputation will be a member of our new board.”

Admiral Mullen, age 66, served previously as the country’s 17th Chairman of the Joint Chiefs of Staff from October 2007 to September 2011. As Chairman, Mullen was the highest-ranking officer in the U.S. Armed Forces and served as the principal military advisor to the President of the United States. Prior to that Admiral Mullen was the U.S. Navy’s 28th Chief of Naval Operations beginning in July 2005. He is only the third naval officer in the history of the Navy to be appointed to four different four-star assignments; the others being the Commander, U.S. Naval Forces Europe and Commander, Allied Joint Force Command Naples, from October 2004 to May 2005, and as the 32nd Vice Chief of Naval Operations from August 2003 to August 2004. He retired from the Navy after more than 43 years of service.

A native of Los Angeles, he graduated from the U.S. Naval Academy in 1968. Admiral Mullen also serves as a Director of General Motors.

Sprint and SoftBank are parties to the previously disclosed agreement and plan of merger, dated as of October 15, 2012, as amended. Consummation of the Sprint-SoftBank merger remains subject to various conditions to closing, including receipt of approval of the Federal Communications Commission and adoption of the merger agreement by Sprint’s stockholders. Sprint and SoftBank anticipate the merger will be consummated in July 2013, subject to the remaining closing conditions and the effect of the actions of the Special Committee of Sprint’s board of directors, which is currently in discussions and negotiations with DISH Network Corporation regarding the unsolicited proposal received from DISH in April 2013 or other developments with respect to such proposal. Sprint’s Board of Directors recommends its stockholders vote in favor of the transaction with SoftBank.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint as the most improved company in customer satisfaction, across all 47 industries, during the last five years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”), and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) there may be a material adverse change of SoftBank; (2) the proposed financing may involve unexpected costs, liabilities or delays or may not be completed on terms acceptable to SoftBank, if at all; and (3) other factors as detailed from time to time in Sprint’s, Starburst II’s and Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012, and other factors that are set forth in the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013, and in other materials that will be filed by Sprint, Starburst II and Clearwire in connection with the transactions, which will be available on the SEC’s web site (www.sec.gov). There can be no assurance that the transactions will be completed, or if completed, that such transactions will close within the anticipated time period or that the expected benefits of such transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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